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[DRKOOP(TM).COM LOGO]

SOURCE: DRKOOP.COM, INC.                    CONTACT: ELAINE ZAMECK
ATTENTION BUSINESS, TECHNOLOGY EDITORS               310-395-5700 (X106)
                                                     ELAINEZ@DRKOOP.COM

   DRKOOP.COM, INC. ANNOUNCES TENTATIVE SETTLEMENT IN SECURITIES CLASS ACTION
                  LITIGATION AND SHAREHOLDER'S DERIVATIVE SUIT

   CASH PORTION OF SETTLEMENT FUNDED ENTIRELY BY PROCEEDS FROM THE COMPANY'S
                  DIRECTORS' AND OFFICERS' INSURANCE POLICIES

SANTA MONICA, CA -- JULY 9, 2001 -- drkoop.com, Inc. (OTC BB: KOOP) today announced that it has reached a tentative agreement to settle the consolidated securities class action lawsuit filed against the Company and certain former officers and directors and one current director of the Company in the United States District Court for the Western District of Texas, as well as a shareholder's derivative lawsuit filed against certain former officers and directors of the Company in the same court. Under the terms of the settlement, which is subject to the preparation and execution of definitive settlement documents and court approval, all claims against the Company and all defendants will be dismissed in their entirety without admission of liability or wrongdoing by any party.

The cash component of the settlement, $4.25 million, will be funded entirely with proceeds from the Company's Directors' and Officers' liability insurance. As such, the cash settlement payment will have no adverse effect on the Company's financial position. The settlement will also include an equity component consisting of 4 million warrants, priced at $2.50 per share, to purchase the Company's common stock.
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DRKOOP.COM, INC. ANNOUNCES TENTATIVE SETTLEMENT PAGE 2

Richard Rosenblatt, Chief Executive Officer and Co-Chairman of drkoop.com, Inc., commented: "We believe that our decision to settle the consolidated class action and the derivative suit is in the best interest of our shareholders because, among other things, it will remove the uncertainty, expense and distraction of continuing litigations. This will enable us to concentrate on driving growth and profitability in our operations."

ABOUT DRKOOP.COM, INC.
Founded in 1997, drkoop.com, Inc. is a publicly traded company (OTC BB: KOOP) that is committed to the tradition of excellence established by the former U.S. Surgeon General. drkoop.com, Inc. is a trusted source for consumers seeking quality health and wellness information, products and services that empower people across the health spectrum to make informed lifestyle choices. drkoop.com, Inc.'s products and services are designed to empower every individual to improve and maintain a healthy lifestyle. drkoop.com and its subsidiary drDrew.com have more than two million registered users. For more information, visit www.drkoop.com.

FORWARD LOOKING STATEMENTS
This document contains forward-looking statements relating to, among other things, drkoop.com, Inc.'s intention to settle litigation pending against it and former officers and directors of drkoop.com, Inc. and the proposed terms of such settlement. These forward-looking statements are based on the company's current expectations and are subject to material risks and uncertainties. Actual results could differ materially from these forward-looking statements. These matters and other business risks to which drkoop.com is subject are discussed in its periodic reports and registration statements filed from time to time with the Securities and Exchange Commission. In particular, investors are urged to review carefully the information under the caption "Risk Factors" in the Form 10-Q for the period ended March 31, 2001 and in the Form 10-K for the year ended Dec. 31, 2000, and the other information contained in those reports. The Forms 10-Q and 10-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at www.sec.gov or by contacting drkoop.com as noted above.


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